UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

GARDNER DENVER, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1800 Gardner Expressway Quincy, Illinois 62301
(Address of Principal Executive Office and Zip Code)

(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)

Item 9.    Regulation FD Disclosure.

        On July 28, 2004, Gardner Denver, Inc. (the “Company”) issued a press release announcing the Company’s definitive agreement to acquire nash_elmo Holdings, LLC, a leading global manufacturer of industrial vacuum pumps. A copy of this press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

         The information in this Item 9 and the exhibits attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 12.    Results of Operations and Financial Condition.

        On July 28, 2004, the Company issued a press release announcing the Company’s earnings for the three and six months ended June 30, 2004, certain recent activities, and updated guidance as to results for 2004. A copy of this press release is furnished with this report as Exhibit 99.2 to this Form 8-K and incorporated by reference herein.

        The information in this Item 12 and the exhibits attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: July 28, 2004	By:	/s/ Philip R. Roth
Philip R. Roth Vice President, Finance & CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated July 28, 2004 announcing the Company's definitive agreement to acquire nash_elmo Holdings, LLC.

99.2	Gardner Denver, Inc. Press Release dated July 28, 2004 announcing the Company's earnings for the three and six months ended June 30, 2004, certain recent activities, and updated guidance as to results for 2004.